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                                             EXHIBIT 10.18

                                             KeyCorp Leasing Ltd.
                                             Christopher E. Kerz
                                             2010 Crow Canyon Place
                                             Suite 110
                                             San Ramon, CA 94583

                                             (510) 277-3485
                                             (510) 277-3486 (fax)


April 23, 1998


Alan Harper
Up-Right, Inc.
1775 Park Street
Selma, CA 93622

Dear Alan:

        KeyCorp Leasing Ltd. is pleased to present the following equipment financing proposal for your review and consideration. The following terms and conditions are based upon information furnished to us by you.


                         SUMMARY OF TERMS AND CONDITIONS


        LESSOR                  KeyCorp Leasing Ltd., or its Assignee

        LESSEE                  Up-Right, Inc.

                                  EQUIPMENT

        DESCRIPTION            Miscellaneous manufacturing and tooling equipment

        EQUIPMENT LOCATION     1775 Park Street
                               Selma, CA 93622

        EQUIPMENT COST         $20,000,000.00

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                                                                  April 23, 1998
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CLOSING DATE

This proposal is based upon both the assumption and the condition that the closing for this transaction will take place on or before June 30, 1999. If the closing does not take place on this date, the Rental Amounts (and other economic factors) set forth herein may be adjusted to reflect the actual date of closing. All fundings will be conditioned on the delivery and acceptance of the Equipment by Borrower.

                               LEASE INFORMATION

LEASE TYPE/DOCUMENTATION

Promissory Note and Security Agreement, evidenced by documentation to be provided by Lender and satisfactory to Lender and Borrower in all respects.

INITIAL LOAN TERM              A. 84 months.    B. 60 months.


RENTAL AMOUNT

        A. The Rental Amount, payable monthly in arrears, expressed as a percentage of Equipment Cost, is 1.1406%, for the first 24 months followed by 60 monthly payments at 1.7109% and is subject to adjustment prior to lease closing as set forth below. The rate based on the benchmarked Treasury is 7.35%.

        B. The Rental Amount, payable monthly in arrears expressed as a percentage of Equipment Cost, is 1.552% for 24 months followed by 36 monthly payments at 2.328% and is subject to adjustment prior to lease closing as set forth below. The rate based on the benchmarked Treasury is 7.32%.

ADJUSTMENT OF RENTAL AMOUNT PRIOR To LOAN CLOSING

During the Initial Loan Term and a Renewal Term, if any, the Rental Amount in place at loan closing will be fixed. The Rental Amount quoted in this Proposal was calculated using a rate based on the Daily Treasury Index for April 3, 1998. Such Rental Amount shall be adjusted to loan closing to reflect changes in the Daily Treasury Index until the Rent Commencement Date under the Loan (and then shall be fixed for the term of the initial Loan Term and any Renewal Term) as follows:

                                       IF

the Daily Treasury Index for the day on which the final equipment schedule evidencing this transaction (as determined by Lender) is sent to Borrower by Lender is greater than or less than A. 5.55% or B. 5.52%

                                      THEN

for each one basis point (.01%) variance, the rate upon which the Rental Amount is calculated shall be increased or decreased, as the case may be, by one basis point (.01%).

Based upon such new rate, the Rental Amount shall be adjusted accordingly. As used in this Section, the term "Daily Treasury Index" shall mean the average yield on United States Treasury securities having a maturity date (excluding securities with call options) which corresponds to the weighted average life of 49 months for the proposal, as announced in the "Treasury Bonds, Notes & Bills" section of The Wall Street Journal


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                                                                  April 23, 1998
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published on the day of determination, or if the Wall Street Journal is not published on such day, in the most recently published edition of the Wall Street Journal. If no such securities have a maturity date (excluding securities with call options) which responds to the weighted average life of A.49 months or B.
34 months, adjustments will be based on the first succeeding month to have maturities (e.g,, if no such securities mature in Aug 97, use Sep 97 maturities [or first month following Sep 97 in which there are maturities]).

END OF LOAN OPTIONS

Upon payment in full by Borrower of all Rent (and all other sums) payable to Lender hereunder, Lender shall release its interest in the equipment.

EARLY CANCELLATION RIGHTS

Borrower may prepay at any time after the first twelve months of the Note under the following:

13-24 months-4% prepayment penalty, 25-36 months-3% prepayment penalty, 36-48 months -2% prepayment, 48-60 months-1% penalty, nothing thereafter.

NET LOAN

The Loan will be a noncancellable, net loan transaction whereby insurance, maintenance, and all applicable taxes (including sales and/or use taxes, which will be added to the cost of the Equipment or collected on the gross rentals, as appropriate under the laws of the particular state) are the responsibility of the Borrower. Lender will make no Warranties, expressed or implied, relating to the Equipment.

INSURANCE

Borrower will provide adequate property and liability insurance with endorsements and in amounts acceptable to Lessor prior to the delivery of the Equipment. Lender will be named as first loss payee with respect to the Equipment under such property insurance policies and as an additional insured under such liability policies.

DOCUMENTATION FEE

At loan closing, Borrower shall pay to Lender a documentation fee equal to $0 per equipment schedule, plus all fees and disbursements (including attorney's fees) actually incurred by Lessor in the negotiation of documentation.

APPLICATION DEPOSIT

Borrower shall forward to Lender an application deposit equal to $20,000 with this signed proposal in consideration of Lender's transaction structuring and review activities. In the event that Lender does not approve this transaction, this application deposit (less the cost of any out-of-pocket expenses incurred by Lender such as appraisal fees, lien searches, legal fees, etc., which shall not exceed $1000 ) shall be returned to Borrower. In the event that this transaction closes, this application deposit shall be applied on a pro rata basis to reduce the first rental payment. In all other events, this application deposit may be retained by Lender.


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                                                                  April 23, 1998
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                                  MISCELLANEOUS

SALES TAX EXEMPTION

Many companies are exempt from sales and/or use tax. For Lender to qualify for Borrower's sales tax exemption, a valid tax exemption certificate, satisfactory in all respects to Lender, for the state where the Equipment will be located will be required at loan closing.

FINANCIAL STATEMENTS

Borrower shall furnish Lender with its financial statements, in a form satisfactory to Lender, for the last three fiscal years and latest interim financial statements. Borrower shall also provide the name of its major financial institution, and the address, phone number and account officer name.

PROPOSAL ACCEPTANCE/EXPIRATION

This proposal is subject to approval by the Lessee on or before May 15, 1998. Unless this date is extended in writing by Lender, if Lessor has not received a copy of this proposal, signed by Borrower, on or before such date, this proposal will expire.

DISCLAIMER

KeyCorp Leasing has offered this proposal based upon assumptions provided by the Borrower. This proposal is not intended to give advice, representations or warranties and we encourage you to discuss this proposal with your CPA and/or tax advisor. KEYCORP LEASING HAS NOT MADE, AND DISCLAIMS ANY ADVICE, REPRESENTATIONS, WARRANTIES AND COVENANTS, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO LEGAL, ECONONIC, ACCOUNTING, TAX AND/OR OTHER EFFECTS OF THE LEASE AND THE TRANSACTIONS CONTEMPLATED.

This proposal is subject to the formal approval of KeyCorp Leasing Ltd. (and/or its assignee) and the execution of documentation acceptable to Lender and Borrower. IT SHOULD NOT BE CONSTRUED AS A COMMITMENT BY KEYCORP LEASING TO ENGAGE IN THIS FINANCING.

If the foregoing meets with your approval, please sign the enclosed copy and return it, together with the Application Deposit, to KeyCorp Leasing on or before the proposal Expiration Date set forth above. Our receipt of such signed copy and the Application Deposit will constitute your application for consideration by KeyCorp Leasing for the financing summarized in this proposal.

Thank you for allowing us the opportunity to present this proposal. If you have any questions, please call me at 510-277-3485.

Very truly yours,

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                                                                  April 23, 1998
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KeyCorp Leasing Ltd.
By: /s/ Christopher E. Kerz
---------------------------
Christopher E. Kerz
Leasing Manager

APPROVED THIS ___ DAY OF ______, 19__

UpRight, Inc.
By: /s/ Barris J. Evulich
    ---------------------
  Name:  Barris J. Evulich
  Title: V.P. General Manager
         Federal Tax ID: 94-1099653
         Lessee State of Incorporation:  California